© 2024 SEI 1 Investor Relations Contact: Media Contact: Brad Burke Leslie Wojcik SEI SEI +1 610-676-5350 +1 610-676-4191 bburke2@seic.com lwojcik@seic.com Pages: 1 FOR IMMEDIATE RELEASE SEI Increases Stock Share Repurchase Program by $400 Million OAKS, Pa., Oct. 22, 2024 – The Board of Directors of SEI Investments Company approved an increase in its stock repurchase program by an additional $400 million, increasing the available authorization under the program to approximately $429 million, which includes $29 million remaining under the company existing share repurchase authorization. About SEI® SEI (NASDAQ:SEIC) delivers technology and investment solutions that connect the financial services industry. With capabilities across investment processing, operations, and asset management, SEI works with corporations, financial institutions and professionals, and ultra-high-net-worth families to solve problems, manage change, and help protect assets—for growth today and in the future. As of June 30, 2024, SEI manages, advises, or administers approximately $1.5 trillion in assets. For more information, please visit seic.com. ### Press Release.